                                                                [Execution Copy]






                           LOAN AND SECURITY AGREEMENT

                                  by and among

                               ICO WORLDWIDE, INC.
                                   WEDCO, INC.
                           BAYSHORE INDUSTRIAL, INC.,
                                  as Borrowers

                                       and

                                    ICO, INC.
                               ICO POLYMERS, INC.
                             WEDCO TECHNOLOGY, INC.
                            WEDCO PETROCHEMICAL, INC
                              ICO TECHNOLOGY, INC.
                                  as Guarantors

                                       and

                                  ICO P&O, INC.
                            ICO GLOBAL SERVICES, INC.

                                       and

                   CONGRESS FINANCIAL CORPORATION (SOUTHWEST),
                                    as Lender

                                       and


                           Dated: As of April 9, 2002

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.   DEFINITIONS..........................................................................................1

SECTION 2.   CREDIT FACILITIES...................................................................................23
        2.1  Loans...............................................................................................23
        2.2  Letter of Credit Accommodations.....................................................................24

SECTION 3.   INTEREST AND FEES...................................................................................29
        3.1  Interest............................................................................................29
        3.2  Fees................................................................................................30
        3.3  Changes in Laws and Increased Costs of Loans........................................................31

SECTION 4.   CONDITIONS PRECEDENT................................................................................33
        4.1  Conditions Precedent to Initial Loans and Letter of Credit Accommodations...........................33
        4.2  Conditions Precedent to All Loans and Letter of Credit Accommodations...............................35

SECTION 5.   GRANT AND PERFECTION OF SECURITY INTEREST...........................................................36

SECTION 6.   COLLECTION AND ADMINISTRATION.......................................................................41
        6.1  Borrowers' Loan Accounts............................................................................41
        6.2  Statements..........................................................................................41
        6.3  Collection of Accounts..............................................................................42
        6.4  Payments............................................................................................44
        6.5  Authorization to Make Loans.........................................................................44
        6.6  Appointment of Agent for Requesting Loans and Receipts of Loans and Statements......................45

SECTION 7.   COLLATERAL REPORTING AND COVENANTS..................................................................46
        7.1  Collateral Reporting................................................................................46
        7.2  Accounts Covenants..................................................................................46
        7.3  Inventory Covenants.................................................................................47
        7.4  Equipment and Real Property Covenants...............................................................48
        7.5  Power of Attorney...................................................................................49
        7.6  Right to Cure.......................................................................................49
        7.7  Access to Premises..................................................................................50

SECTION 8.   REPRESENTATIONS AND WARRANTIES......................................................................50
        8.1  Corporate Existence, Power and Authority............................................................50
        8.2  Name; State of Organization; Chief Executive Office; Collateral Locations...........................51
        8.3  Financial Statements; No Material Adverse Change....................................................51

                                      (i)

                                                                                                               Page
                                                                                                               ----
        8.4   Priority of Liens; Title to Properties.............................................................52
        8.5   Tax Returns........................................................................................52
        8.6   Litigation.........................................................................................52
        8.7   Compliance with Other Agreements and Applicable Laws...............................................52
        8.8   Environmental Compliance...........................................................................53
        8.9   Employee Benefits..................................................................................53
        8.10  Bank Accounts......................................................................................54
        8.11  Intellectual Property..............................................................................54
        8.12  Subsidiaries; Affiliates; Capitalization; Solvency.................................................55
        8.13  Labor Disputes.....................................................................................55
        8.14  Restrictions on Subsidiaries.......................................................................56
        8.15  Material Contracts.................................................................................56
        8.16  Payable Practices..................................................................................56
        8.17  Intercompany Credit Facilities.....................................................................56
        8.18  Accuracy and Completeness of Information...........................................................57
        8.19  Survival of Warranties; Cumulative.................................................................57

SECTION 9.    AFFIRMATIVE AND NEGATIVE COVENANTS.................................................................57
        9.1   Maintenance of Existence.  ........................................................................57
        9.2   New Collateral Locations...........................................................................58
        9.3   Compliance with Laws, Regulations, Etc.............................................................58
        9.4   Payment of Taxes and Claims........................................................................59
        9.5   Insurance..........................................................................................60
        9.6   Financial Statements and Other Information.........................................................62
        9.7   Sale of Assets, Merger, Dissolution, Etc...........................................................63
        9.8   Encumbrances.......................................................................................65
        9.9   Indebtedness.......................................................................................67
        9.10  Loans, Investments, Etc............................................................................73
        9.11  Dividends and Redemptions..........................................................................80
        9.12  Transactions with Affiliates.......................................................................81
        9.13  Compliance with ERISA.  ...........................................................................82
        9.14  End of Fiscal Years; Fiscal Quarters...............................................................82
        9.15  Change in Business.................................................................................82
        9.16  Limitation of Restrictions Affecting Subsidiaries..................................................82
        9.17  Minimum EBITDA.....................................................................................83
        9.18  License Agreements.................................................................................83
        9.19  Proceeds of Dividends and Loans....................................................................84
        9.20  Costs and Expenses.................................................................................84
        9.21  Further Assurances.................................................................................85

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES.....................................................................85
        10.1  Events of Default..................................................................................85
        10.2  Remedies...........................................................................................88

                                      (ii)

                                                                                                               Page
                                                                                                               ----
SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.......................................91
        11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver..............................91
        11.2  Waiver of Notices..................................................................................93
        11.3  Amendments and Waivers.............................................................................93
        11.4  Waiver of Counterclaims............................................................................93
        11.5  Indemnification....................................................................................93

SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS...................................................................94
        12.1  Term...............................................................................................94
        12.2  Interpretative Provisions..........................................................................95
        12.3  Notices............................................................................................97
        12.4  Partial Invalidity.................................................................................97
        12.5  Successors.........................................................................................97
        12.6  Entire Agreement...................................................................................98
        12.7  Counterparts, Etc..................................................................................98
        12.8  Nonapplicability of Article 346 of Texas Finance Code et seq.......................................98
        12.9  DTPA WAIVER........................................................................................98
        12.10 ORAL AGREEMENTS INEFFECTIVE........................................................................98

                                     (iii)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


            Exhibit A                 Information Certificate

            Exhibit B                 Form of Compliance Certificate




                                      (i)

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement dated as of April 9, 2002 is entered into by and among Congress Financial Corporation (Southwest) , a Texas corporation ("Lender") and ICO Worldwide, Inc., a Texas corporation ("Worldwide"), Wedco, Inc., a New Jersey corporation ("Wedco") and Bayshore Industrial Inc., a Texas corporation ("Bayshore", and together with Worldwide and Wedco, each individually a "Borrower" and collectively, "Borrowers"), ICO, Inc., a Texas corporation ("Parent"), ICO Polymers, Inc., a Delaware corporation ("Polymers"), Wedco Technology, Inc., a New Jersey corporation ("Wedco Tech") Wedco Petrochemical, Inc., a Delaware corporation ("Wedco Petro") and ICO Technology, Inc., a Delaware corporation ("ICO Tech", and together with Parent, Polymers, Wedco Tech and Wedco Petro each individually a "Guarantor" and collectively, "Guarantors") and ICO P&O, Inc., a Delaware corporation ("P&O") and ICO Global Services, Inc., a Delaware corporation ("Global").

                              W I T N E S S E T H:

         WHEREAS, Bank of America Texas, N.A. provided a secured revolving credit facility to P&O, Borrowers and Guarantors as set forth in the Amended and Restated Business Loan Agreement (Receivables and Inventory), dated as of February 21, 1997, by and between the Bank of America Texas, N.A. and P&O and related agreements, documents and instruments;

         WHEREAS, P&O, Borrowers and Guarantors have terminated such secured revolving credit facility and desire to replace such facility with the secured revolving credit facility provided for herein;

         WHEREAS, P&O, Borrowers and Guarantors have requested that Lender enter into the financing arrangements with Borrowers provided for herein pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, Lender is willing to agree to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage. As of the date hereof, the Reserve Percentage is .0.

         1.3 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (i) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (a) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (b) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.4 "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if either the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage or the Leverage Ratio as of the last day of the immediately preceding fiscal quarter (which ratio for this purpose shall be calculated based on the four (4) immediately preceding fiscal quarters) is at or within the levels indicated for such percentage:

                                                                           Applicable           Applicable
                                                                             Prime              Eurodollar
        Excess Availability                   Leverage Ratio              Rate Margin          Rate Margin
        -------------------                   --------------              -----------          -----------
(a)    $20,000,000 or more                  Less than 2.00 to                 1/4%                2 1/4%
                                            1.00

(b)    Greater than or equal to             Greater than 2.00 to              1/2%                2 1/2%
       $10,000,000 and less than            1.00 but equal to or
       $20,000,000                          less than 3.00 to
                                            1.00

(c)    Less than $10,000,000                Greater than 3.00 to              3/4%                2 3/4%
                                            1.00

Provided, that, (i) the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending on or about June 30, 2002) and shall remain in effect until such date thereafter as it may be adjusted in accordance with Sections 1.48(b) or 1.48(c) hereof and (ii) the Applicable Margin shall be the lower percentage set forth above based on the Quarterly Average Excess Availability or the Leverage Ratio.

       1.5 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

       1.6 "Borrower Agent" shall mean ICO P&O, Inc., a Delaware corporation, in its capacity as Borrower Agent on behalf of itself and the other Borrowers pursuant to Section 6.6 hereof and its successors and assigns in such capacity.

       1.7 "Borrowers" shall mean, collectively, the following (together with their respective successors and assigns): (a) ICO Worldwide, Inc., a Texas corporation; (b) Wedco, Inc., a New Jersey corporation; and (c) Bayshore Industrial, Inc., a Texas corporation; each sometimes being referred to herein individually as a "Borrower".

       1.8 "Borrowing Base" shall mean, at any time, as to each Borrower, the amount equal to:

               (a)  the lesser of:

                    (i) the amount equal to: (A) eighty-five (85%) percent of the Net Amount of the Eligible Accounts of such Borrower, plus (B) the lesser of
(1) the Inventory Loan Limit for such Borrower or (2) fifty-five (55%) percent multiplied by Value of the Eligible Inventory of such Borrower, or

                    (ii) the Loan Limit for such Borrower,

                                minus

               (b)  Reserves attributable to such Borrower.

For purposes only of applying the Inventory Loan Limit, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of Eligible Inventory of any Borrower shall, at Lender's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower or the perpetual inventory record maintained by such Borrower.

       1.9 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, or the State of North Carolina, or the State of Texas and a day on which Lender is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

       1.10 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

       1.11 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

       1.12 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

       1.13 "Change of Control" shall mean except as permitted in Section 9
(a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act), of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of any Borrower or Guarantor,
(d) during any period of two (2) consecutive years commencing upon the date of this Agreement, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or Guarantor (together with any new directors whose nomination for election was approved by the stockholders of such Borrower or Guarantor or was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of any Borrower or Guarantor then still in office; or (e) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor.

       1.14 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

       1.15  "Collateral" shall have the meaning set forth in Section 5 hereof.

       1.16 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Lender and agrees to follow all instructions of Lender with respect thereto.

       1.17 "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or non-recurring gains and extraordinary non-cash impairment charges to property, plant and equipment or goodwill) after deducting all charges which should be deducted before arriving at the net income
(loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly- owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by any of its wholly-owned Subsidiaries shall be excluded; (c) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; (d) net income shall exclude interest accruing, but not paid on indebtedness owing to a Subsidiary or parent corporation of such Person, which is subordinated in right of payment to the payment in full of the Obligations, on terms and conditions acceptable to Lender; and (e) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded, except that for purposes of Section 9.17 hereof, the net income of a wholly-owned Foreign Subsidiary may be included notwithstanding any agreement with a lender to such Subsidiary in effect on the date hereof that may limit or restrict the payment of dividends or other distributions by such Subsidiary. For the purposes of this definition, net income excludes any gain and non-cash loss (but not any cash loss) together with any related Provision for Taxes for such gain and non-cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any capital stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.

       1.18 "Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to Sections 2.1 and 2.2 hereof.

       1.19 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

       1.20 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Lender directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and such other terms and conditions as Lender may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Lender Payment Account all funds received or deposited into the Blocked Accounts.

       1.21 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision of Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

       1.22 "Eligible Accounts" shall mean Accounts created by a Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

               (a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

               (b) such Accounts are not unpaid more than the earlier of sixty
(60) days after the original due date for them or ninety (90) days after the date of the original invoice for them;

               (c) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

               (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

               (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Lender's request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof, and such Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Lender or naming Lender as transferee beneficiary thereunder, as Lender may specify, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

               (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

               (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts),

               (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

               (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor;

               (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

               (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

               (m) such Accounts are not evidenced by or arising under any instrument or chattel paper;

               (n) the aggregate amount of such Accounts owing by a single account debtor (other than Dow Chemical Company and its wholly-owned subsidiaries) do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by Dow Chemical Company and its wholly-owned subsidiaries do not constitute more than twenty-five (25%) percent of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);

               (o) such Accounts are not owed by an account debtor who has Accounts unpaid more than the earlier of sixty (60) days after the original due date for them or ninety (90) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

               (p) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

               (q) such Accounts are owed by account debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such account debtors as determined by such Borrower from time to time, to the extent such credit limit as to any account debtor is established consistent with the current practices of such Borrower as of the date hereof and such credit limit is acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

               (r) such Accounts are owed by account debtors deemed creditworthy at all times by Lender in good faith.

Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

       1.23 "Eligible Inventory" shall mean, as to each Borrower, Inventory of such Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower and raw materials for such finished goods, in each case which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in such Borrower's business; (f) Inventory at premises other than those owned and controlled by any Borrower, except any Inventory which would otherwise be deemed Eligible Inventory that is not located at premises owned and operated by any Borrower may nevertheless be considered Eligible Inventory: (i) as to locations which are leased by a Borrower, if Lender shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, or if Lender shall not have received such Collateral Access Agreement (or Lender shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Lender shall have established such Reserves in respect of amounts at any time payable by such Borrower to the owner and lessor thereof as Lender shall determine, and (ii) as to locations owned and operated by a third person, (A) if Lender shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator or if Lender shall not have received such Collateral Access Agreement (or Lender shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Lender shall have established such Reserves in respect of amounts at any time payable by such Borrower to the owner and operator thereof as Lender shall determine, and (B) in addition, if required by Lender, if Lender shall have received: (1) UCC financing statements between the owner and operator, as consignee or bailee and such Borrower, as consignor or bailor, in form and substance satisfactory to Lender, which are duly assigned to Lender and (2) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Lender; (g) Inventory subject to a security interest or lien in favor of any Person other than Lender except those permitted in this Agreement (but without limiting the right of Lender to establish any Reserves with respect to amounts secured by such security interest or lien in favor of any Person even if permitted herein); (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment and (m) Inventory located outside the United States of America. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

       1.24 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

       1.25 "Equipment" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

       1.26 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

       1.27 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

       1.28 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer

Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $1,000,000 and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $1,000,000.

       1.29 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower or Borrower Agent on behalf of such Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of a Borrower.

       1.30 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

       1.31 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

       1.32 "Excess Availability" shall mean, as to each Borrower, the amount, as determined by Lender, calculated at any date, equal to: (a) the lesser of:
(i) the Borrowing Base of such Borrower (without regard to any Reserves) and
(ii) the Revolving Loan Limit of such Borrower, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of such Borrower (other than Obligations of such Borrower arising pursuant to any guarantees in favor of Lender of the Obligations of the other Borrowers), plus (ii) the amount of the Reserves attributable to such Borrower, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of such Borrower which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), plus (iv) without duplication, the amount of checks issued by such Borrower to pay trade payables and other obligations which are more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), but not yet sent.

       1.33 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

       1.34 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.

       1.35 "Foreign Subsidiaries" shall mean the Subsidiaries of Parent organized or incorporated under the laws of a jurisdiction outside the United States of America which have substantially all of their respective assets and operations outside the United States of America; sometimes being referred to herein individually as a "Foreign Subsidiary".

       1.36 "Funded Debt" shall mean, with respect to any Person, any Indebtedness of such Person and its Subsidiaries consisting of any liability (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); and (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases.

       1.37 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.17 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Lender prior to the date hereof.

       1.38 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       1.39 "Guarantors" shall mean, collectively, the following (together with their respective successors and assigns): (a) ICO, Inc., a Texas corporation;
(b) ICO Polymers, Inc., a Delaware corporation; (c) Wedco Technology, Inc., a New Jersey corporation; (d) Wedco Petrochemicals, Inc., a Delaware corporation; and (e) ICO Technology, Inc., a Delaware corporation; each sometimes being referred to herein individually as a "Guarantor".

       1.40 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

       1.41 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

       1.42 "Information Certificate" shall mean the Information Certificates of Borrowers and Obligors constituting Exhibit A hereto containing material information with respect to Borrowers and Obligors, their respective businesses and assets provided by or on behalf of Borrowers and

Obligors to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

       1.43 "Intellectual Property" shall mean, as to each Borrower and Guarantor, such Borrower's and Guarantor's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

       1.44 "Intercompany Credit Facilities" shall mean, collectively, the credit facilities provided by P&O to Global and Global to each of Borrowers pursuant to the Intercompany Loan Agreements; sometimes being referred to herein individually as an "Intercompany Credit Facility".

       1.45 "Intercompany Loan Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, extended or replaced): (a) the $38,440,402 Revolving Intercompany Promissory Note, dated as of April 1, 2002, issued by Global payable to P&O; (b) the $24,605,500 Revolving Intercompany Promissory Note, dated as of April1, 2002, issued by Wedco payable to Global; (c) the $14,236,040 Revolving Intercompany Promissory Note, dated as of April1, 2002, issued by Bayshore payable to Global; (d) the $25,534,827 Revolving Intercompany Promissory Note, dated as of April 1, 2002, issued by Worldwide payable to Global; (e) the Guarantee of Obligations of Wedco, Inc. to Global Services, Inc., dated as of April 1, 2002, by the other Borrowers, P&O and Guarantors in favor of Global; (f) the Guarantee of Obligations of Bayshore Industrial, Inc. to Global Services, Inc., dated as of April 1, 2002, by the other Borrowers, P&O and Guarantors in favor of Global; (g) the Guarantee of Obligations of ICO Worldwide, Inc. to Global Services, Inc., dated as of April 1, 2002, by the other Borrowers, P&O and Guarantors in favor of Global; and (h) all agreements, documents and instruments related to any of the foregoing.

       1.46 "Intercompany Indebtedness" shall mean Indebtedness of P&O to any of its "Wholly-Owned Restricted Subsidiaries" (as such term is defined in the Senior Indenture as in effect on the date hereof) and Indebtedness of any Restricted Subsidiary (as such term is defined in the Senior Indenture as in effect on the date hereof) of P&O to P&O or any of its Wholly- Owned Restricted Subsidiaries.

       1.47 "Interest Expense" shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts and bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments, but excluding interest paid in property other than cash and any other interest expense not payable in cash.

         1.48 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower Agent may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower (or Borrower Agent on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.49 "Interest Rate" shall mean,

                  (a) Subject to clauses (b) and (c) of this definition below:

                           (i)  as to Prime Rate Loans, a rate equal to
one-quarter (1/4%) percent per annum in excess of the Prime Rate,

                           (ii) as to Eurodollar Rate Loans, a rate equal to two
and one-quarter (2 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by the Borrower requesting such Loan, or Borrower Agent on behalf of such Borrower, as in effect two (2) Business Days prior to the commencement of such Interest Period, whether such rate is higher or lower than any rate previously quoted to Borrower Agent.

                  (b) Subject to clause (c) of this definition below, effective as of the first (1st) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending on or about June 30, 2002), the Interest Rate payable by each Borrower shall be increased or decreased, as the case may be,
(i) as to Prime Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate, and (ii) as to Eurodollar Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate.

                  (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Quarterly Average Excess Availability or the Leverage Ratio) plus two (2%) percent per annum, at Lender's option, (i) for the period (A) from and after the effective date of termination or non-renewal hereof until Lender has received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Lender may specify, in the amounts and on the terms required under Section 12.1 hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (B) from and after the date of the occurrence of an Event of Default and for so long as such Event of

Default is continuing and (ii) on Loans to any Borrower at any time outstanding in excess of the Borrowing Base of such Borrower or the Loan Limit of such Borrower (whether or not such excess(es) arise or are made with or without the knowledge or consent of Lender and whether made before or after an Event of Default).

         1.50 "Inventory" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

         1.51 "Inventory Loan Limit" shall mean, as to each Borrower, at any time, the amount equal to $10,000,000 minus the then outstanding principal amount of Loans to the other Borrowers (and including Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as provided in the definition of the term Borrowing Base) based on Eligible Inventory.

         1.52 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Lender, that it will comply with entitlement orders originated by Lender with respect to such investment property, or other instructions of Lender, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Lender, in each case, without the further consent of such Borrower or Guarantor and including such other terms and conditions as Lender may require.

         1.53 "Lender Payment Account" shall mean account no. 50000 13742664 of Lender at Wachovia Bank, National Association or such other account of Lender as Lender may from time to time designate to Borrower Agent as the Lender Payment Account for purposes of this Agreement and the other Financing Agreements.

         1.54 "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or Obligor of its obligations to such issuer; sometimes being referred to herein individually as "Letter of Credit Accommodation".

         1.55 "Leverage Ratio" shall mean, at any time, the ratio of: (a) the Funded Debt of Parent and its Subsidiaries as of such time (and including for this purpose, (i) the Indebtedness of Parent evidenced by or arising under the Senior Notes, (ii) all Funded Debt of Parent and any direct or indirect Subsidiary of Parent, whether foreign or domestic and (iii) the Obligations) to

(b) the EBITDA of Parent and its Subsidiaries for the four (4) immediately preceding fiscal quarters of such Parent (treated as a single accounting period). For purposes of calculating the Leverage Ratio the June, 2001 $7,410,000 severance payment, the December, 2001 $1,840,000 litigation charge and any charges after the date hereof of up to $2,400,000 in the aggregate taken in connection with the settlement of occupational health claims and any charges after the date hereof for expenses paid for solely with Capital Stock of Parent shall not be considered.

         1.56 "License Agreements" shall have the meaning set forth in Section
8.11 hereof.

         1.57 "Loan Limit" shall mean, as to each Borrower, at any time, the amount equal to the Maximum Credit minus the then outstanding principal amount of the Loans and the Letter of Credit Accommodations provided to the other Borrowers.

         1.58 "Loans" shall mean the loans now or hereafter made by or on behalf of Lender for the account of any Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.59 "Material Adverse Effect" shall mean a material adverse effect on
(a) the financial condition, business, performance or operations of any Borrower, or (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral; (d) the Collateral of any Borrower or its value;
(e) the ability of any Borrower to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

         1.60 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $5,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

         1.61 "Maturity Date" shall have the meaning set forth in Section 12.1 hereof.

         1.62 "Maximum Credit" shall mean the amount of $25,000,000.

         1.63 "Maximum Interest Rate" shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of any of the Obligations.

         1.64 "Mortgage" shall mean the Deed of Trust and Security Agreement, dated of even date herewith, by Worldwide in favor of Malcolm Morris as trustee on behalf of Lender with respect to the Sheldon Road Facility and related assets, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.65 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate.

         1.66 "Net Amount of Eligible Accounts" shall mean, as to any Borrower, the gross amount of the Eligible Accounts of such Borrower less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.67 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time a "net orderly liquidation value" basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to such appraisal.

         1.68 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Lender and/or any of its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

         1.69 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, P&O and Guarantors), other than Borrowers. As of the date hereof, Global is not an Obligor.

         1.70 "Parent" shall mean ICO, Inc., a Texas corporation, and its successors and assigns.

         1.71 "P&O Unrestricted Cash" shall mean the existing cash or Cash Equivalents owned by P&O as set forth on the most recent balance sheet of P&O provided to Lender, which funds are and shall be available for use by P&O without condition or restriction, free and clear of any pledge, security interest, lien, claim or other encumbrance, the amount of which as of April 1, 2001 is $13,389,097.

         1.72 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section
12.5 of this Agreement governing participations.

         1.73 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.74 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

         1.75 "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.76 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.77 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         1.78 "Quarterly Average Excess Availability" shall mean, at any time, the daily average of the aggregate amount of the Excess Availability of Borrowers for the immediately preceding fiscal quarter as calculated by Lender in good faith.

         1.79 "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the Real Property and related assets more particularly described in the Mortgage.

         1.80 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any

Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof (other than insurance proceeds in respect of property securing third party Indebtedness permitted by Section 9.9) and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

         1.81 "Records" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

         1.82 "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Lender may from time to time designate.

         1.83 "Refinancing Indebtedness" shall have meaning set forth in Section
9.9 hereof.

         1.84 "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the assets or business of any Borrower or Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Lender determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may be established to reflect that dilution with respect to the Accounts of any Borrower (based on the ratio of the aggregate amount of non-cash reductions in Accounts of such Borrower for any period to the aggregate dollar amount of the sales of Borrower for such period) as calculated by Lender for any period is or is reasonably anticipated to be greater than five (5%) percent or to reflect that the amount of the outstanding Loans to any Borrower based on the Eligible Inventory of such Borrower are less than eighty (80%) percent of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

         1.85 "Senior Notes" shall mean, collectively, the Series A and Series B 10 3/8% Senior Notes due 2007 issued by P&O in the original aggregate principal amount of $120,000,000 pursuant to the Senior Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.86 "Senior Indenture" shall mean the Indenture, dated as of June 9, 1997, by and between P&O, as issuer, and Fleet National Bank, as trustee, with respect to the Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.87 "Sheldon Road Facility" shall mean the Real Property of Worldwide located on or about Sheldon Road in Harris County, Texas or otherwise subject to the Mortgage.

         1.88 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

         1.89 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.90 "UCC" shall mean the Uniform Commercial Code as in effect in the State of Texas, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Texas on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

         1.91 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Lender prior to the date hereof, if any.

         1.92 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

         1.93 "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

SECTION 2.  CREDIT FACILITIES

         2.1 Loans.

                  (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Loans to each Borrower from time to time in amounts requested by such Borrower (or Borrower Agent on behalf of such Borrower) up to the amount outstanding at any time equal to the lesser of: (i) the Borrowing Base of such Borrower at such time or (ii) the Loan Limit of such Borrower at such time.

                  (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower Agent, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines in good faith that: (i) the number of days of the turnover of the Inventory for any period has adversely changed or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, including any decrease attributable to a change in the nature, quality or mix of the Inventory. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

                  (c) Except in Lender's discretion, or as otherwise provided herein, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding at any time to a Borrower shall not exceed the lesser of the Borrowing Base of such Borrower or the Loan Limit of such Borrower, and (iii) the aggregate principal amount of the Loans outstanding at any time to Borrowers based on the Eligible Inventory of Borrowers shall not exceed $10,000,000.

                  (d) In the event that the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding to a Borrower exceed the Borrowing Base of such Borrower or the Loan Limit of such Borrower, or the aggregate principal amount of Loans and Letter of Credit Accommodations based on the Eligible Inventory of a Borrower exceed the Inventory Loan Limit of such Borrower, or the aggregate principal amount of Loans and Letter of Credit Accommodations based on the Eligible Inventory of all Borrowers exceeds the sublimit set forth above, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), or the aggregate amount of the Loans and Letter of Credit Accommodations exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Lender in such circumstances or on any future occasions and Borrowers shall, within three (3) Business Days after written demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

        2.2 Letter of Credit Accommodations.

                  (a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower (or Borrower Agent on behalf of such Borrower), Lender agrees, to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by or on behalf of Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Loans to such Borrower pursuant to this Section 2.

                  (b) In addition to any charges, fees or reasonable expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender, a letter of credit fee at a rate equal to one and one-half (1 1/2%) percent per annum, on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Lender such letter of credit fee, at a rate equal to three and one-half (3 1/2%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

                  (c) The Borrower requesting such Letter of Credit Accommodation (or Borrower Agent on behalf of such Borrower) shall give Lender two (2) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. The Borrower requesting the Letter of Credit Accommodation (or Borrower Agent on behalf of such Borrower) shall attach to such notice the proposed form of the Letter of Credit Accommodation.

                  (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) the Borrower requesting such Letter of Credit Accommodation (or Borrower Agent on behalf of such Borrower) shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Lender, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation;

and (iii) the Excess Availability of the Borrower requesting such Letter of Credit Accommodation, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

                  (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith (other than Letter of Credit Accommodations in respect of workers' compensation or self insurance, performance bonds or similar instruments to the extent constituting Permitted Indebtedness as such term is defined the Senior Indenture) shall not at any time exceed $5,000,000 and the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $10,000,000.

                  (f) Borrowers and Guarantors shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, reasonable costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, reasonable costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, reasonable costs or expenses that are a direct result of the gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

                  (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers and Guarantors shall, at Lender's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's order, and if they shall come into such Borrower's or Guarantor's possession, to deliver them, upon Lender's request, to Lender in their original form. Borrowers and Guarantors shall also, at Lender's request, designate Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (h) Each Borrower and Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower or Guarantor as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor. Lender shall have the sole and exclusive right and authority to, and Borrowers and Guarantors shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times (provided that if no Event of Default has occurred, Lender shall not exercise any of the following unless agreed to by or on behalf of any Borrower),
(A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name or in any Guarantor's name.

                  (i) Any rights, remedies, duties or obligations granted or undertaken by any Borrower or Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantors to Lender and to apply in all respects to Borrowers and Guarantors.

         2.3 Use of Proceeds; Intercompany Indebtedness.

                  (a) Each Borrower shall only use any proceeds of the Loans to refinance then existing Intercompany Indebtedness owing by such Borrower to Global arising pursuant to the Intercompany Credit Facility of such Borrower with Global; provided, that, (i) Global shall only use the proceeds of such repayments of Intercompany Indebtedness from a Borrower either: (A) to make a substantially contemporaneous repayment of then existing Intercompany Indebtedness owing by Global to P&O arising pursuant to the Intercompany Credit Facility of Global with P&O or (B) to make a substantially contemporaneous loan in immediately available funds to such Borrower under the terms of the Intercompany Credit Facility of such Borrower and (ii) P&O shall only use the proceeds of such repayments of Intercompany Indebtedness from Global either: (A) to make a substantially contemporaneous payment in respect of the Indebtedness of P&O evidenced by the Senior Notes to the extent permitted under Section 9.9 hereof or (B) to make a substantially contemporaneous payment for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, corporate management, payroll and similar types of services incurred or paid for by any Borrower or Obligor or Global on behalf of itself or any of its Subsidiaries or Affiliates in the ordinary course of their respective businesses or as the same may be directly attributable to any such Subsidiary or Affiliate (and in each case in accordance with current practices as of the date hereof) and for the payment of taxes by or on behalf of Parent, provided, that, the proceeds of the repayment of such Intercompany Indebtedness shall not be used for such purposes unless and until the P&O Unrestricted Cash is less than $10,000,000 or (C) to make a substantially contemporaneous payment of a dividend to Parent, the proceeds of which shall only be used by Parent to pay a dividend to its shareholders to the extent permitted under Section 9.11(c) hereof. Global and P&O shall direct that any payments to it as described above shall be remitted directly to the person to whom Global or P&O, as the case may be, is required to pay such amounts upon its receipt thereof pursuant to the terms above.

                  (b) Each Borrower shall only use any proceeds of any loans to it under its Intercompany Credit Facility only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof, including for loans, investments and acquisitions to the extent permitted under Section 9.10 hereof.

                  (c) None of the proceeds of the Loans or Letter of Credit Accommodations or of any loans under the Intercompany Credit Facilities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 3.  INTEREST AND FEES

         3.1 Interest.

                  (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

                  (b) Each Borrower (or Borrower Agent on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower (or Borrower Agent on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from a Borrower (or Borrower Agent on behalf of such Borrower), such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) such Borrower (or Borrower Agent on behalf of such Borrower) shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower Agent from time to time for requests by Borrowers for Eurodollar Rate Loans,
(iv) no more than four (4) Interest Periods may be in effect at any one time,
(v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, and
(vi) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower Agent, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                  (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements or any Event of Default, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise by Lender of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by any Borrower or Guarantor of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Lender to contract for, charge or receive, in any event, interest exceeding the Maximum Interest Rate. In no event shall any Borrower or Guarantor be obligated to pay interest exceeding such Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel any Borrower or Guarantor to pay a rate of interest exceeding the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest over such Maximum Interest Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Interest Rate ("Excess"), each Borrower and Guarantor acknowledges and stipulates that any such contract, charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second, to the payment of the other Obligations then outstanding and unpaid; and third, returned to Borrowers, it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Each Borrower and Guarantor recognizes that, with fluctuations in the rate of interest set forth in Section 3.1 of this Agreement and the Maximum Interest Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, each Borrower and Guarantor agrees that (A) the credit or return of any Excess shall constitute the acceptance by any Borrower or Guarantor of such Excess, and (B) Borrowers and Guarantors shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement or any of the other Financing Agreements shall be amortized, prorated, allocated and spread during the entire term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable law.

         3.2  Fees.

                  (a) Borrowers shall pay to Lender as a closing fee the amount of $187,500, which shall be fully earned and payable as of the date hereof.

                  (b) Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $3,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month thereafter.

                  (c) Borrower shall pay to Lender monthly an unused line fee at a rate equal to the percentage (on a per annum basis) set forth below calculated upon the amount by which the Maximum Credit as then in effect exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as Lender may continue to make any Loans or any Letter of Credit Accommodations are outstanding (and including any payments by Lender or on its behalf for the collection and enforcement of the Obligations and for the protection, preservation, maintenance or sale, disposition or other realization upon any of the Collateral). Such fee shall be payable on the first day of each month in arrears. The percentage used for determining the unused line fee shall be [three-eighths (3/8%)] percent, provided, that, effective as of the first (1st) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending on or about June 30, 2002), the percentage used for determining the unused line fee shall be as set forth below if either the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage or the Leverage Ratio as of the last day of the immediately preceding fiscal quarter (which ratio for this purpose shall be calculated based on the four (4) immediately preceding fiscal quarters) is at or within the levels indicated for such percentage:

                                                                                    Unused Line
       Excess Availability              Leverage Ratio                            Fee Percentage
       -------------------              --------------                            --------------

(i)    $20,000,000 or more              Less than 2.00 to 1.00                         3/8%

(ii)   Greater than or equal to         Greater than 2.00 to 1.00                      3/8%
       $10,000,000 and less             but equal to or less than
       than $20,000,000                 3.00 to 1.00

(iii)  Less than $10,000,000            Greater than 3.00 to 1.00                      1/2%

Provided, that, (A) the unused line fee percentage shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending on or about June 30, 2002) and (B) the unused line fee percentage shall be the lower percentage set forth above based on the Quarterly Average Excess Availability or the Leverage Ratio.

         3.3  Changes in Laws and Increased Costs of Loans.

                  (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to Lender of funding or maintaining the Loans or the Letter of Credit Accommodations, then Borrowers and Guarantors shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to indemnify Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Borrower Agent by Lender and shall be conclusive, absent manifest error.

                  (b) If prior to the first day of any Interest Period, (i) Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Lender determines that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lender of making or maintaining Eurodollar Rate Loans during such Interest Period, or
(iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Lender shall give telecopy or telephonic notice thereof to Borrower Agent as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Lender, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Borrower Agent on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

                  (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Lender shall promptly give written notice of such circumstances to Borrower Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for Lender to make or maintain Eurodollar Rate Loans, Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

                  (d) Borrowers and Guarantors shall indemnify Lender and hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (i) default by any Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Borrower Agent on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower (or Borrower Agent on behalf of such Borrower) has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as reasonably determined by such Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

                  (a) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of such Borrower or Guarantor as is set forth herein and such documents as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation);

                  (b) no material adverse change shall have occurred in the assets, business or prospects of Borrowers since the date of Lender's latest field examination (not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

                  (c) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

                  (d) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements;

                  (e) the aggregate amount of the Excess Availability of all of Borrowers as determined by Lender, as of the date hereof, shall be not less than $15,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

                  (f) Lender shall have received, in form and substance satisfactory to Lender, Deposit Account Control Agreements by and among Lender, each Borrower and Guarantor, as the case may be and each bank where such Borrower (or Guarantor) has a deposit account, in each case, duly authorized, executed and delivered by such bank and Borrower or Guarantor, as the case may be (or Lender shall be the bank's customer with respect to such deposit account as Lender may specify);

                  (g) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral, subject as to priority, only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof which under applicable law have priority over the security interests of Lender;

                  (h) Lender shall have received and reviewed lien and judgement search results for the jurisdiction of incorporation of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrower and Guarantors are located, which search results shall be in form and substance satisfactory to Lender;

                  (i) Lender shall have received, in form and substance satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent acceptable to Lender: (i) insuring the priority, amount and sufficiency of the Mortgage, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

                  (j) Lender shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of the Subsidiaries of Parent (other than Capital Stock of the Foreign Subsidiaries, Polymers and Worldwide which are Subsidiaries of Global and Global which is a Subsidiary of P&O), in each case together with stock powers duly executed in blank with respect thereto;

                  (k) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

                  (l) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Lender may request; and

                  (m) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance reasonably satisfactory to Lender.

         4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lenders making the Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

                  (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

                  (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

         5.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Lender, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender, as security, all of the following property and interests in property of each Borrower and Guarantor, in each case whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

                  (a) all Accounts;

                  (b) all general intangibles, including, without limitation, all Intellectual Property;

                  (c) all Inventory;

                  (d) all Equipment and fixtures at any time located on or about the Sheldon Road Facility or otherwise at any time described in the Mortgage or any other mortgage, deed of trust or deed to secure debt by any Borrower or Guarantor in favor of or for the benefit of Lender and the Real Property and fixtures constituting the Sheldon Road Facility or otherwise described in the Mortgage or such other mortgage, deed of trust or deed to secure debt;

                  (e) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

                  (f) all instruments, including, without limitation, all promissory notes;

                  (g) all documents;

                  (h) all deposit accounts;

                  (i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

                  (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

                  (l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

                  (m) to the extent not otherwise described above, all Receivables;

                  (n) all Records; and

                  (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

         5.2 Perfection of Security Interests.

                  (a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and such Borrower or Guarantor as debtor, as Lender may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Lender or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Each Borrower and Guarantor hereby authorizes Lender to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and such Borrower or Guarantor as debtor.

                  (b) Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers and Guarantors shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify, in each case except as Lender may otherwise agree. At Lender's option, each Borrower and Guarantor shall, or Lender may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable:
"This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                  (c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Lender thereof in writing. Promptly upon Lender's request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Lender may request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                  (d) Each Borrower and Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Lender shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Lender, and (iii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Lender may specify either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's or Guarantor's salaried employees.

                  (e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                           (i) In the event that any Borrower or Guarantor shall
be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Lender thereof and shall as Lender may specify, either (A) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of any Borrower or Guarantor or such nominee, or (B) arrange for Lender to become the registered owner of the securities.

                           (ii) Borrowers and Guarantors shall not, directly or
indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Lender shall have received not less than five (5) Business Days' prior written notice of the intention of Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Lender, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Lender may specify either (1) execute and deliver, and cause to be executed and delivered to Lender, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Lender.


                  (f) Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Lender thereof in writing. Such Borrower or Guarantor shall immediately, as Lender may specify, either (i) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender, consenting to the assignment of the proceeds of the letter of credit to Lender by such Borrower or Guarantor and agreeing to make all payments thereon directly to Lender or as Lender may otherwise direct or (ii) cause Lender to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                  (g) Borrowers and Guarantors do not have any commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims, such Borrower or Guarantor shall promptly notify Lender thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Lender's reasonable request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such commercial tort claim.

                  (h) Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers and Guarantors shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrowers and Guarantors shall use their best efforts to deliver, or cause to be delivered, to Lender a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

                  (i) Borrowers and Guarantors shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower's or Guarantor's signature thereon is required therefor, (ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6. COLLECTION AND ADMINISTRATION

         6.1 Borrowers' Loan Accounts. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to Borrower Agent each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Lender receives a written notice from Borrower Agent of any specific exceptions of Borrower Agent thereto within sixty (60) days after the date such statement has been received by Borrower Agent. Until such time as Lender shall have rendered to Borrower Agent a written statement as provided above, the balance in any Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers and Guarantors.

         6.3 Collection of Accounts.

                  (a) Borrowers and Guarantors shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (together with any deposit accounts of P&O or any other Obligor that may at any time be subject to a Deposit Account Control Agreement, collectively, the "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers and Guarantors shall promptly deposit and direct their respective account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral, in each case in the identical form in which such payments are made, whether by cash, check or other manner. Borrowers and Guarantors shall deliver, or cause to be delivered, to Lender, and upon Lender's request, Obligors shall deliver, or cause to be delivered, to Lender, a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Lender may become the bank's customer with respect to any of the Blocked Accounts and promptly upon Lender's request, Borrowers and Obligors shall execute and deliver such agreements and documents as Lender may require in connection therewith.

                  (b) The depository banks at which the Blocked Accounts are maintained may transfer the funds on deposit in the Blocked Accounts to such operating bank account of the applicable Borrower or Obligor whose funds have been deposited in such Blocked Account as such Borrower or Obligor or in the case of any of the Borrowers, Borrower Agent, may specify to such bank (with notice thereof to Lender) until such time as Lender shall notify the depository bank otherwise.

                           (i) With respect to the Blocked Accounts of
Borrowers, without limiting any other rights or remedies of Lender, Lender may, at its option, instruct the depository banks at which such Blocked Accounts are maintained to transfer all available funds received or deposited therein to the Lender Payment Account at any time that either: (A) a Default or Event of Default shall exist or have occurred and be continuing, or (B) Excess Availability is less than $15,000,000 or (C) the bank at which the Blocked Accounts are maintained shall send a notice that such bank intends to terminate any Deposit Account Control Agreement. Lender shall send to Borrower Agent a copy of any such written instruction sent by Lender to the depository bank promptly thereafter. With respect to the Blocked Accounts of Borrowers, in the event that at any time after Lender has instructed such depository banks to transfer such funds to the Lender Payment Account, each of the conditions set forth in clauses (A) and (B) above do not exist or have not occurred and are not continuing for a period of thirty (30) consecutive days, upon Borrower Agent's written request received by Lender within five (5) Business Days after the end of such thirty (30) day period, Lender shall instruct such depository banks to transfer the funds on deposit in such accounts to such operating deposit account of the applicable Borrower as Borrower Agent may specify in writing to Lender until such time as Lender is entitled to notify and shall notify the depository bank otherwise as provided above.

                  (ii) With respect to the Blocked Accounts of Obligors, without limiting any other rights or remedies of Lender, Lender may, at its option, instruct the depository banks at which such Blocked Accounts are maintained to transfer all available funds received or deposited therein to the Lender Payment Account at any time that either: (A) a Default or Event of Default shall exist or have occurred and be continuing or (B) the bank at which the Blocked Accounts are maintained shall send a notice that such bank intends to terminate any Deposit Account Control Agreement. Lender shall send to Borrower Agent a copy of any such written instruction sent by Lender to the depository bank promptly thereafter. In the event that at any time after Lender has instructed such depository banks to transfer such funds to the Lender Payment Account, there is no Default or Event of Default for a period of thirty (30) consecutive days, upon such Obligors written request received by Lender within five (5) Business Days after the end of such thirty (30) day period, Lender shall instruct such depository banks to transfer the funds on deposit in such accounts to such operating deposit account of the applicable Obligor as such Obligor may specify in writing to Lender until such time as Lender is entitled to notify and shall notify the depository bank otherwise as provided above.

         (c) Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

         (d) For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Lender Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

         (e) Each Borrower and Guarantor and their respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with any Borrower's or Guarantor's own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligations of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4  Payments.

                  (a) All Obligations shall be payable to the Lender Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Lender from any Borrower or Guarantor; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Borrower Agent, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

                  (b) At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower. Borrowers and Guarantors shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers and Guarantors shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

         6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower Agent or any Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established

(which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Dallas, Texas time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

         6.6 Appointment of Agent for Requesting Loans and Receipts of Loans and Statements.

                  (a) Each Borrower hereby irrevocably appoints and constitutes Borrower Agent as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Lender in the name or on behalf of such Borrower. Lender may disburse the Loans to such bank account of Borrower Agent or a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Borrower Agent may designate or direct, without notice to any other Borrower or Obligor. Notwithstanding anything to the contrary contained herein, Lender may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

                  (b) Borrower Agent hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.6. Borrower Agent shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Borrower Agent, or the issuance of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid to or for the account of such Borrower.

                  (c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Borrower Agent as its agent to receive statements on account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

                  (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Borrower or any Guarantor by Borrower Agent shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower of Guarantor.

                  (e) No purported termination of the appointment of Borrower Agent as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Lender.


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

SECTION 7.  COLLATERAL REPORTING AND COVENANTS

         7.1  Collateral Reporting.

                  (a) Borrowers shall provide Lender with the following documents in a form satisfactory to Lender:

                           (i) as soon as possible after the end of each week
(but in any event by each Wednesday after the end thereof), on a weekly basis or more frequently as Lender may request at any time that the aggregate amount of the Excess Availability of Borrowers is less than $7,500,000 or a Default or Event of Default shall exist or have occurred, schedules of sales made, credits issued and cash received;

                           (ii) as soon as possible after the end of each month
(but in any event within ten (10) Business Days after the end thereof), on a monthly basis or more frequently as Lender may request at any time that the aggregate amount of the Excess Availability of Borrowers is less than $7,500,000 or a Default or Event of Default shall exist or have occurred, (A) perpetual inventory reports, (B) inventory reports by location and category (and including the amounts of Inventory and the book value thereof at, any leased locations and at premises of warehouses, processors or other third parties), (C) agings of accounts receivable and (D) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral);

                           (iii) upon Lender's request, (A) copies of customer
statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower or Guarantor;

                           (iv) such other reports as to the Collateral as
Lender shall reasonably request from time to time.

                  (b) If any Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2  Accounts Covenants.

                  (a) Borrowers shall notify Lender promptly of: (i) any material delay in any Borrower's performance of any of its material obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any account debtor and (iii) any event or circumstance which, to any Borrower's or Guarantor's knowledge, would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of a Borrower's or Guarantor's business in accordance with the current practices and policies of such Borrower or Guarantor as in effect on the date hereof and except as set forth in the schedules delivered to Lender pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (c) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

         7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's or Guarantor's cost therefor and daily withdrawals therefrom and additions thereto;
(b) Borrowers and Guarantors shall conduct a physical count of the Inventory at least once each year but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be satisfactory to Lender concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Lender's request, Borrowers shall, at their expense, no more than one (1) time in any twelve (12) month period (provided, that if the aggregate amount of the component of the Borrowing Base based on Eligible Inventory at any time exceeds $5,000,000, two (2) times in any twelve (12) month period), but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory; (i) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and (j) Borrowers and Guarantors shall not, without prior written notice to Lender or the specific identification of such Inventory in a report with respect thereto provided by Borrower Agent to Lender pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

         7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Lender's request at any time on or after an Event of Default, Borrowers and Guarantors shall, at their expense, deliver or cause to be delivered to Lender written appraisals as to the Equipment and/or the Real Property subject to the Mortgage in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (b) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers and Guarantors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business, provided, that, other than the movement of Equipment for repairs or the movement of motor vehicles as permitted herein, Borrowers and Guarantors shall not move any Equipment currently located at the Sheldon Road Facility having a value in excess of $250,000 in the aggregate for all such Equipment that might be so moved to any other location, without the prior written consent of Lender; and (f) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

         7.5 Power of Attorney. Each Borrower and Guarantor hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's and Guarantor's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's, Guarantor's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's or Guarantor's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's or Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's or Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower's or Guarantor's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, (iv) endorse such Borrower's or Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower's or Guarantor's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's or Guarantor's name for such purpose, and to complete in such Borrower's or Guarantor's or Lender's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign such Borrower's or Guarantor's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Borrower and Guarantor hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. Lender may, at its option, upon notice to Borrower Agent, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of any Borrower or

Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as reasonably requested by Lender, at the reasonable cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of each Borrower's and Guarantor's premises during normal business hours and after notice to Borrower Agent, or at any time and without notice to Borrower Agent if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's and Guarantor's books and records, including the Records, and (b) each Borrower and Guarantor shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or Lender's designee may use during normal business hours such of any Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.


SECTION 8.  REPRESENTATIONS AND WARRANTIES

         Each Borrower and Guarantor hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

         8.1 Corporate Existence, Power and Authority. Each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's or Guarantor's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower's and Guarantor's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor (other than those created or imposed by this Agreement or any of the other Financing Agreements). This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms.

         8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

                  (a) The exact legal name of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower or Guarantor has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

                  (b) Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor.

                  (c) The chief executive office and mailing address of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule
8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

         8.3 Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Lender prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Lender prior to the date of this Agreement.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all material taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against or affecting any Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower or Guarantor has or could reasonably be expected to have a Material Adverse Effect.

         8.7 Compliance with Other Agreements and Applicable Laws.

                  (a) Borrowers and Guarantors are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrowers and Guarantors are in compliance with the requirements of all applicable material laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws.

                  (b) Borrowers and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of any Borrower's or Guarantor's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

         8.8 Environmental Compliance.

                  (a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or Permit, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all material respects with all Environmental Laws and all Permits.

                  (b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Borrower's or Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect any Borrower or Guarantor or its or their business, operations or assets or any properties at which such Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials.

                  (c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Borrowers, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

         8.9 Employee Benefits.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the

Internal Revenue Service and to the best of any Borrower's or Guarantor's knowledge, nothinghas occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending, or to the best of any Borrower's or Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

         8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

         8.11 Intellectual Property. Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of any Borrower's and Guarantor's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

         8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

                  (a) Each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.

                  (b) Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

                  (c) The issued and outstanding shares of Capital Stock of each Borrower and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender prior to the date hereof.

                  (d) Each Borrower and Guarantor is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder.

         8.13 Labor Disputes.

                  (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

                  (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower's or Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against any Borrower or Guarantor.

         8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

         8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof. Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

         8.16 Payable Practices. Each Borrower and Guarantor have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

         8.17 Intercompany Credit Facilities.

                  (a) The outstanding principal balance of the Intercompany Indebtedness of Global to P&O under the Intercompany Credit Facility between Global and P&O as of the date hereof is $38,440,402. The outstanding principal balance of the Intercompany Indebtedness of each of Borrowers under the Intercompany Credit Facilities as of the date hereof is (i) $28,299,954 for Worldwide, (ii) $25,534,827 for Wedco, and (iii) $14,236,040 for Bayshore.

                  (b) Each of the Intercompany Loan Agreements constitutes the legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their respective terms. The forms, terms and execution of each of the Intercompany Loan Agreements is in compliance with all applicable laws and regulations and each of the Intercompany Loan

Agreements has been executed by the duly authorized and acting officers of the parties thereto who signatures are indicated thereon. P&O, Borrowers and Guarantors have no notice of any facts which impairs or may impair the validity or enforceability of the Intercompany Loan Agreements or the Indebtedness evidenced by or arising pursuant thereto. The Indebtedness of each Borrower to Global and of Global to P&O under the Intercompany Credit Facilities is and shall be valid and enforceable. There are no defaults existing under the Intercompany Loan Agreements and there exists no state of facts which, with the giving of notice or passage of time or both, would constitute a default under the Intercompany Loan Agreements.

                  (c) P&O and Global have and at all times will continue to have good title to all of the Indebtedness arising under the Intercompany Loan Agreements, free and clear of all claims, liens, pledges, encumbrances and other assignments of any kind, nature or description.

                  (d) The obligations, liabilities and indebtedness of Borrowers to Global and of Global to P&O evidenced by or arising pursuant to the Intercompany Loan Agreements are owed free and clear of all offsets, deductions, defenses and counterclaims of every kind and nature and are not now nor will at any time become contingent upon the fulfillment of any contract or condition whatsoever.

         8.18 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Lender in writing prior to the date hereof.

         8.19 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1  Maintenance of Existence.

                  (a) Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, except as to any Borrower or Guarantor other than Parent as permitted in Section 9.7 hereof.

                  (b) No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Lender shall have received not less than thirty (30) days prior written notice from Borrower Agent of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Lender shall have received a copy of the amendment to the Certificate of Incorporation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

                  (c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Lender shall have received not less than thirty (30) days' prior written notice from Borrower Agent of such proposed change, which notice shall set forth such information with respect thereto as Lender may require and Lender shall have received such agreements as Lender may reasonably require in connection therewith. No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

         9.2 New Collateral Locations. Each Borrower and Guarantor may only open any new location within the continental United States provided such Borrower or Guarantor (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

         9.3 Compliance with Laws, Regulations, Etc.

                  (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

                  (b) Borrowers and Guarantors shall give written notice to Lender immediately upon any Borrower's or Guarantor's receipt of any notice of, or any Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the material release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any material non-compliance with or material violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business in accordance with any applicable

Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Lender. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

                  (c) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Lender's request and Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to Lender to conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

                  (d) Each Borrower and Guarantor shall indemnify and hold harmless Lender and its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, reasonable costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

         9.4 Payment of Taxes and Claims. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender, on demand the amount thereof, and until paid by such Borrower or Guarantor such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require any Borrower or Guarantor to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.


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

         9.5  Insurance.

                  (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Lender as Lender shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Lender to be named as a loss payee as its interests may appear and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates.

                  (b) Subject to Section 9.5(c) below, Lender may, at its option, either (i) apply any or all insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or (ii) hold any or all insurance proceeds as cash collateral for the Obligations in respect of any Letter of Credit Accommodations or (iii) hold any or all insurance proceeds as cash collateral for all of the Obligations. So long as no Default or Event of Default shall exist or have occurred and be continuing, to the extent that Lender may hold any insurance proceeds as cash collateral for all of the Obligations, Borrower Agent may within one (1) Business Day after notice by Lender to Borrower Agent of its intent to hold any such insurance proceeds as cash collateral for all of the Obligations, at the option of Borrower's Agent, direct that Lender instead apply such proceeds to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine and upon receipt of such direction, Lender shall so apply such proceeds. Upon the application of the proceeds to the Obligations at the direction of Borrower Agent, Lender may, at its option, establish a Reserve in the amount of such proceeds. In the event that Lender elects to establish such Reserve, such Reserve shall be reduced from time to time by the amount of the value of any Equipment or any portion of any building, structure or other improvement on any Real Property subject to the valid, enforceable and perfected security interest of Lender that is repaired, refurbished or replaced in respect of the Equipment or building, structure or other improvement, as the case may be, whose loss, damage or destruction resulted in the payment of the insurance proceeds.

                  (c) Notwithstanding anything to the contrary contained herein, if any of the

Equipment or any portion of any building, structure or other improvement on any Real Property is lost, physically damaged or destroyed, upon the written request of Borrower Agent,

                           (i) if the value of the Equipment or building,
structure or other improvement is equal to or less than $500,000, Lender shall release the net cash proceeds from insurance received by Lender pursuant to this
Section 9.5 based on a claim by a Borrower as a result of such loss, damage or destruction, provided, that, no Default or Event of Default shall exist or have occurred and be continuing, and

                           (ii) if the value of the Equipment or building,
structure or other improvement is greater than $500,000, Lender shall release the net cash proceeds from insurance received by Lender pursuant to this Section
9.5 based on a claim by a Borrower as a result of such loss, damage or destruction to the extent necessary for the repair, refurbishing or replacement of such Equipment or building, structure or improvement, provided, that, all of the following conditions are satisfied: (A) no Default or Event of Default shall exist or have occurred and be continuing, (B) the amount of the insurance proceeds (together with any deductible to be satisfied by any Borrower or Guarantor) are sufficient, in Lender's good faith determination, to effect such repair, refurbishing or replacement in a satisfactory manner, (C) such proceeds shall be used first to repair, refurbish or replace the Collateral so lost, damaged or destroyed (free and clear of any security interests, liens, claims or encumbrances), (D) the insurance carrier shall have waived any right of subrogation against Borrowers and Guarantors under its policy, (E) the casualty resulted in a payment of $2,000,000 in insurance proceeds or less, (F) such repair, refurbishing or replacement shall be commenced as soon as reasonably practicable and shall be diligently pursued to satisfactory completion, (G) the insurance proceeds shall be released by Lender to Borrower Agent from time to time as needed and/or at Lender's option, released by Lender directly to the contractor, subcontractor, materialmen, laborers, engineers, architects and other persons rendering services or materials to repair, refurbish or replace such Equipment, building, structure or improvements, (H) the repair, refurbishing or replacement to which the proceeds are applied shall cause the Equipment, building, structure or improvement so lost, damaged, destroyed to be of at least equal value and substantially the same character as prior to such loss, damage or destruction and (I) at Lender's option, a Reserve may be established to reflect the value of such Equipment or such Real Property that is subject to the Mortgage as reduced as a result of the loss, damage or destruction thereof as determined in good faith by Lender. If after the Equipment or building, structure or the improvement is repaired, refurbished or replaced in a manner satisfactory to Lender, to the extent that a Reserve may have been established pursuant to the terms of this Section 9.5, Lender shall thereafter, upon the written request of Borrower Agent, reduce such Reserve to reflect the effect of the repair, refurbishment or replacement on the value of the Equipment or Real Property (as the case may be) in such amounts as Lender shall determine in good faith (which may, at Lender's option, be based on an appraisal thereof, at Borrowers' expense, by an appraiser acceptable to Lender and in form, scope and methodology acceptable to Lender and upon which Lender is expressly permitted to rely, which appraisal shall be in addition to any appraisal obtained pursuant to Section 7.4 hereof) so long as: no Default or Event of Default shall exist or have occurred and be continuing and not less than one hundred twenty (120) days prior to the end of the then current term of this Agreement, both the repair, refurbishment or replacement is completed in a manner


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

satisfactory to Lender and Lender shall have received the request from Borrower for such reduction in the Reserve.

                  (d) At any time an Event of Default exists or has occurred and is continuing, at its option, Lender may apply such insurance proceeds to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

         9.6 Financial Statements and Other Information.

                  (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrowers and Guarantors shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Obligors, and to notify the auditors and accountants of Borrowers and Obligors that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Lender, the following: (i) within thirty-five (35) days after the end of each fiscal month (other than a month in which there is the end of a fiscal quarter of Parent) and within forty-five (45) days after the end of any fiscal quarter of Parent, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, and statements of cash flow) all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer or chief accounting officer of Parent, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in a form satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrowers and Obligors are in compliance with the covenant set forth in Section 9.17 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Parent and acceptable to Lender, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrowers and Guarantors shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to


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

Collateral having a value of more than $1,000,000 or which if adversely determined could reasonably be expected to have a Material Adverse Effect,
(ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $1,000,000 shall have been entered against any Borrower or Obligor or any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Obligor,
(v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

                  (c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Parent sends to its stockholders generally and copies of all reports and registration statements which Parent files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrowers and Guarantors shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Obligors, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Obligors to any court or other Governmental Authority, to any Affiliate of Lender or to any assignee or Participant or prospective assignee or Participant. P&O and each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of P&O, any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Obligor and to disclose to Lender such information as they may have regarding the business of any Borrower and Obligor. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower Agent to Lender in writing.

         9.7 Sale of Assets, Merger, Dissolution, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

                  (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that: any wholly-owned Subsidiary of Parent (other than any Borrower) may merge with and into or consolidate with any other wholly-owned Subsidiary of Parent (other than any Borrower), provided, that, each of the following conditions is satisfied as determined by Lender in good faith: (i) Lender shall have received not less than ten (10) Business Days' prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Lender, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Lender shall have received such other information with respect to such merger or consolidation as Lender may request, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Lender shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) if one of the Subsidiaries that is merging or consolidating is an Obligor or is Global, (A) the other Subsidiary that it is merging with must be incorporated in a jurisdiction within the United States of America and (B) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Lender, and the surviving corporation shall execute and deliver such other agreements, documents and instruments as Lender may request in connection therewith and (vi) if neither of the Subsidiaries that is merging or consolidating is an Obligor, then in no event shall any Borrower or Obligor make, or be required to make, any payment or incur any obligation or liability in connection with such merger or consolidation or take any other action which is otherwise prohibited hereunder in connection therewith; or

                  (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

                           (i) sales of Inventory in the ordinary course of
business,

                           (ii) the sale or other disposition of Equipment
(including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor) so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $1,000,000 for all such Equipment disposed of in any fiscal year of Borrowers (excluding the value of worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor and sold in the ordinary course of business) or as Lender may otherwise agree, and

                           (iii) the issuance and sale by any Borrower or
Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided, that, (A) Lender shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Lender or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (D) except as Lender may otherwise agree in writing, all of the proceeds of the sale and issuance of such Capital Stock shall


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
be paid to Lender for application to the Obligations in such order and manner as Lender may determine or to hold as cash collateral for the Obligations (without permanent reduction in the Maximum Credit) and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

                           (iv) the issuance of Capital Stock of any Borrower or
Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

                  (c) wind up, liquidate or dissolve except that any Subsidiary of Parent (other than a Borrower) may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor is a party or may be bound,
(ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Subsidiary shall be duly and validly transferred and assigned to its immediate corporate parent, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Lender (and Lender shall have received such evidence thereof as Lender may require), and Lender shall have received such deeds, assignments or other agreements as Lender may request to evidence and confirm the transfer of such assets of such Subsidiary,
(iv) Lender shall have received all documents and agreements that such Subsidiary or any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder,
(vi) Lender shall have received not less than ten (10) Business Days prior written notice of the intention of such Subsidiary to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred; or

                  (d) agree to do any of the foregoing.

         9.8 Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:

                  (a)  the security interests and liens of Lender;

                  (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

                  (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's, Guarantor's or Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

                  (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

                  (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

                  (f) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

                  (g) pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Lender;

                  (h) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and
(ii) equipment or other materials which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC financing statement filings in respect thereof;


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

                  (i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Lender may establish a Reserve with respect thereto;

                  (j) the security interests in and liens upon assets of any Subsidiary of Parent (other than any Borrower or Obligor) to secure Indebtedness of such Subsidiary permitted under Section 9.9 hereof;

                  (k) the security interests in and liens upon the Sheldon Road Facility arising after the date hereof to secure Indebtedness permitted under
Section 9.9(h) below;

                  (l) the security interests in and liens upon any Real Property and Equipment and fixtures located thereon and used in connection with the operation thereof (other than the Sheldon Road Facility and any Equipment and fixtures at any time located on the Sheldon Road Facility or otherwise at any time constituting Collateral) arising after the date hereof to secure Indebtedness permitted under Section 9.9(i) below; and

                  (m) the security interests and liens set forth on Schedule 8.4 to the Information Certificate.

         9.9 Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

                  (a) the Obligations;

                  (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $5,000,000 in the aggregate in any fiscal year of Parent so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

                  (c) Indebtedness of Parent and P&O evidenced by or arising under the Senior Notes as in effect on the date hereof or as permitted to be amended pursuant to the terms hereof, provided, that:


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

                           (i) the aggregate amount of such Indebtedness shall
not exceed $120,000,000 less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the Senior Notes as in effect on the date hereof,

                           (ii) the Obligations are and shall at all times
continue to be the "Permitted Subsidiary Refinancing Indebtedness" as such term is defined in the Senior Indenture as in effect on the date hereof,

                           (iii) no Borrower or Guarantor or any Subsidiary of
any Borrower or Guarantor is or shall be a "Guarantor" as such term is defined in the Senior Indenture as in effect on the date hereof;

                           (iv) P&O, Borrowers and Guarantors shall not,
directly or indirectly, make any payments in respect of such Indebtedness, except that they may make (A) regularly scheduled payments of interest and fees, if any, in respect of such Indebtedness when due in accordance with the terms of the Senior Notes as in effect on the date hereof, (B) payments of principal in respect of such Indebtedness when scheduled to mature in accordance with the terms of the Senior Indenture as in effect on the date hereof and earlier to the extent permitted under Section 9.9(c)(vi) below and (C) payments of reasonable fees to the holders of the Senior Notes in connection with any amendment or modification of the Senior Indenture that is permitted pursuant to Section 9.9(c)(v) below; provided, that, as of the date of the payment of any such fees and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall be not less than $7,500,000,

                           (v) P&O shall not, directly or indirectly, amend,
modify, alter or change in any material respect any terms of such Indebtedness or any of the Senior Notes or the Senior Indenture or any related agreements, documents and instruments, except that P&O may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith,

                           (vi) P&O, Borrowers and Guarantors shall not,
directly or indirectly, redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except that (A) P&O may redeem, retire, defease, purchase or otherwise acquire such Indebtedness with proceeds of Loans used for the repayment of Intercompany Indebtedness of a Borrower to Global that Global has used for the repayment of Intercompany Indebtedness of Global to P&O, provided, that, as of the date of any such redemption, retirement, defeasance, purchase or other acquisition or any payment in respect thereof and after giving effect thereto,
(1) the aggregate amount of the Excess Availability of Borrowers for each of the immediately preceding ten (10) consecutive days shall have been not less than $7,500,000 and as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall be not less than $7,500,000, (2) as of the date of any such payment, the P&O Unrestricted Cash shall be less than $10,000,000


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
and (3) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing and
(B) P&O may, after prior telephonic notice to Lender (to be promptly confirmed by P&O in writing to Lender), redeem, retire, defease, purchase or other acquire such Indebtedness with the P&O Unrestricted Cash, and

                           (vii) P&O, Borrowers and Guarantors shall furnish to
Lender all written notices or demands in connection with such Indebtedness either received by P&O, any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by P&O, any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

                  (d) guarantees by any Borrower or Obligor of the Obligations of Borrowers in favor of Lender;

                  (e) the Intercompany Indebtedness of any Borrower or Obligor to any other Borrower or Obligor arising after the date hereof pursuant to loans by any Borrower or Obligor permitted under Section 9.10(d) hereof;

                  (f) Intercompany Indebtedness owing by each Borrower to Global and by Global to P&O arising pursuant to loans in immediately available funds by Global to such Borrower and by P&O to Global under the Intercompany Credit Facility of such Borrower with Global or Global with P&O, as the case may be; provided, that, (i) all of the representations and warranties with respect to such Intercompany Indebtedness set forth in Section 8.17 hereof are and shall continue to be true and correct, (ii) the Intercompany Indebtedness shall not be subordinated in right of payment to any guarantee, if any, by such Borrower of the Indebtedness of P&O under the Senior Notes, (iii) the Indebtedness of a Borrower to Lender arising pursuant to the Loans used to refinance such Intercompany Indebtedness shall be scheduled to mature no earlier than the Intercompany Indebtedness being refinanced with the proceeds of Loans, (iv) the Indebtedness of a Borrower to Lender arising pursuant to the Loans used to refinance such Intercompany Indebtedness shall have an Average Life (as such term is defined in the Senior Indenture as in effect on the date hereof) at the time it is incurred that is equal to or greater than the Average Life of the Intercompany Indebtedness being refinanced, (v) the amount of the Loans used to refinance such Intercompany Indebtedness of a Borrower is in an aggregate principal amount not in excess of the aggregate principal amount of the then outstanding amount of the Intercompany Indebtedness being refinanced with the proceeds of such Loans and the Loans are not incurred to refinance outstanding Indebtedness of another Subsidiary, and (vi) P&O, Global and Borrowers shall not, directly or indirectly, amend, modify, alter or change in any material respect any terms of such Intercompany Indebtedness or any of the Intercompany Loan Documents;

                  (g) Indebtedness of any Foreign Subsidiary; provided, that,
(i) in no event shall Global, any Borrower or Obligor make, or be required to make, any payment or incur any obligation or liability (contingent or otherwise) in connection with any such Indebtedness and (ii) the occurrence of a default with respect thereto shall not result in, or permit any holder of any Indebtedness of Global, any Borrower or Obligor to declare a default on Indebtedness of such Borrower or Obligor or cause the payment thereof to be accelerated or payable prior to its stated maturity;

                  (h) Indebtedness of Worldwide arising at any time after the date hereof pursuant to a mortgage loan in immediately available funds by a financial institution to Worldwide based on the value of the Sheldon Road Facility, provided, that:

                           (i) as to any such Indebtedness, (A) Lender shall
have received not less than thirty (30) days prior written notice of the intention of Worldwide to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such proposed Indebtedness, the person to whom such Indebtedness is proposed to be owed, the proposed interest rate, schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Lender may request,
(B) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto,
(C) Lender shall have received a Collateral Access Agreement with respect to the Real Property subject to the mortgage and lien to secure such Indebtedness from the person to whom such Indebtedness is owed, duly authorized, executed and delivered by such person, in form and substance satisfactory to Lender, (D) such Indebtedness shall be incurred by Worldwide at commercially reasonable rates and terms in a bona fide arm's length transaction, (E) such Indebtedness shall not be owed to any shareholder, officer, director, agent, employee or other Affiliate of any Borrower or Guarantor, (F) Worldwide shall cause the person to whom such Indebtedness is owed to remit all of the proceeds of the loan giving rise to such Indebtedness directly to Lender for application to the Obligations,
(G) in no event shall Worldwide or any other Borrower or Obligor make, or be required to make, payments in respect of the principal balance of such Indebtedness in any twelve (12) consecutive month period that in the aggregate exceed the amount equal to twenty (20%) percent of the original principal amount of such Indebtedness, (H) the Real Property, the value of which is the basis for such loan, shall be the only collateral for such Indebtedness, (I) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (J) in no event shall the net cash proceeds received by Worldwide pursuant to such mortgage loan be less than $7,500,000, (K) Lender may, at its option, establish a Reserve in the amount of $5,000,000 upon Worldwide incurring such Indebtedness, and (L) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be; and

                           (ii) so long as each of the conditions set forth in
clause (i) above are satisfied, as determined by Lender in good faith, Lender shall, upon the request of Borrower Agent and at Borrowers' expense, enter into a subordination agreement with the person to whom such Indebtedness is owed, in form and substance satisfactory to Lender, providing for the subordination of the Mortgage with respect to such Real Property to the mortgage of such person on such Real Property or if required by the person to whom such Indebtedness is owed, execute and deliver to Borrower Agent a discharge and satisfaction of the Mortgage with respect to such Real Property which is the collateral for such Indebtedness;


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

                  (i) Indebtedness of a Borrower arising at any time after the date hereof pursuant to a loan in immediately available funds by a financial institution to such Borrower secured by any of the Real Property of such Borrower and any Equipment and fixtures in each case located on such Real Property and related to the operation thereof and based on the value of such Real Property, Equipment and fixtures owned by such Borrower, other than the Sheldon Road Facility and the Equipment and fixtures at any time located thereon or any Real Property, Equipment or fixtures at any time otherwise constituting Collateral, provided, that, as to any such Indebtedness, (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of such Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such proposed Indebtedness, the person to whom such Indebtedness is proposed to be owed, the proposed interest rate, schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Lender may request,
(ii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto,
(iii) if any Collateral is or may be located at the Real Property securing such Indebtedness, Lender shall have received a Collateral Access Agreement with respect to such Real Property from the person to whom such Indebtedness is owed, duly authorized, executed and delivered by such person, in form and substance satisfactory to Lender, (iv) such Indebtedness shall be incurred by such Borrower at commercially reasonable rates and terms in a bona fide arm's length transaction, (v) such Indebtedness shall not be owed to any shareholder, officer, director, agent, employee or other Affiliate of any Borrower or Guarantor, (vi) Borrowers and Guarantors shall cause the person to whom such Indebtedness is owed to remit all of the proceeds of the loan giving rise to such Indebtedness directly to Lender for application to the Obligations, (vii) in no event shall any Borrower or Obligor make, or be required to make, payments in respect of the principal balance of such Indebtedness in any twelve
(12) consecutive month period that in the aggregate exceed the amount equal to twenty (20%) percent of the original principal amount of such Indebtedness,
(viii) the Real Property and Equipment or fixtures, the value of which may be the basis for such loan, shall be the only collateral for such Indebtedness,
(ix) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, and (x) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

                  (j) unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor) pursuant to loans in immediately available funds by such person to such Borrower or Guarantor, provided, that, each of the following conditions is satisfied as determined by Lender: (i) the instrument evidencing or governing the terms and conditions of such Indebtedness shall provide that such Indebtedness is subject and subordinate in right of payment to the right of Lender to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations and the other terms and provisions relating to such subordination shall otherwise be acceptable to Lender, (ii) Lender shall have received not less than ten (10) days' prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Lender may request with respect thereto, (iii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Lender may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Lender for application to the Obligations in such order and manner as Lender may determine,
(v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vi) such Indebtedness shall be incurred by such Borrower or Guarantor at commercially reasonable rates and terms in a bona fide arm's length transaction, (vii) in no event shall any Borrower or Obligor make, or be required to make, payments in respect of the principal balance of such Indebtedness in any twelve (12) consecutive month period that in the aggregate exceed the amount equal to twenty (20%) percent of the original principal amount of such Indebtedness, (viii) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (ix) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be; and

                  (k) Indebtedness of P&O arising after the date hereof issued in exchange for, or the proceeds of which are used to refinance, replace or substitute for Indebtedness permitted under Section 9.9(c) hereof (the "Refinancing Indebtedness"); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Lender shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Lender may reasonably request, (ii) promptly upon Lender's request, Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, or substituted for, (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least subordinated (if subordinated) to, the Obligations as the Indebtedness being refinanced, replaced or substituted for, (v) the Refinancing Indebtedness shall not include terms and conditions with respect to Parent or any of it Subsidiaries which are more burdensome or restrictive in any material respect than those included in the Indebtedness so refinanced, replaced or substituted for, (vi) such Indebtedness shall be incurred by P&O in a bona fide arm's length transaction and on terms and conditions that are commercially reasonable,
(vii) the incurring of such Indebtedness shall not result in an Event of Default, (viii) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of $120,000,000 (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith outstanding on the date of such event), (ix) the Refinancing Indebtedness shall be unsecured,
(x) P&O may only make payments of principal, interest and fees, if any, in respect of such Indebtedness to the extent such payments would have been permitted hereunder in respect of the Indebtedness so refinanced, replaced or substituted for (and except as otherwise permitted below), (xi) P&O shall not, directly or indirectly, (A) amend, modify, alter or change any terms of the agreements with respect to such Refinancing Indebtedness, except that P&O may, after prior written notice to Lender, amend, modify, alter or change the terms thereof to the extent permitted with respect to the Indebtedness so refinanced, replaced or substituted for, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (other than with Refinancing Indebtedness to the extent permitted herein and to the extent permitted with respect to the Indebtedness so refinanced, replaced or substituted for), and (xii) P&O shall furnish to Lender copies of all notices or demands in connection with Indebtedness received by any Borrower or Obligor or on its behalf promptly after the receipt thereof or sent by any Borrower or Obligor on its behalf concurrently with the sending thereof, as the case may be;

                  (l) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) P&O, Borrowers and Guarantors may only make payments of principal and interest in respect of such Indebtedness when due in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) P&O, Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, P&O, Borrowers and Guarantors may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) P&O, Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such Indebtedness either received by P&O, any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by P&O, any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

         9.10 Loans, Investments, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:


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
                  (a) loans of money or property (other than Collateral) after the date hereof by any Borrower or Guarantor to any Person (other than an existing Affiliate of any Borrower or Guarantor as of the date hereof) or investment after the date hereof by any Borrower or Guarantor by capital contribution in any Person (other than an existing Affiliate of any Borrower or Guarantor as of the date hereof), or the formation or acquisition after the date hereof by any Borrower of any direct wholly-owned Subsidiary of such Borrower after the date hereof; provided, that, as to any such loans or investments, or the formation or acquisition of any such Subsidiary, each of the following conditions is satisfied as determined by Lender:

                           (i) as of the date of any such loan or investment, or
the formation or acquisition of such Subsidiary or any payments in connection with the formation or acquisition of such Subsidiary, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred,

                           (ii) as of the date of any such loan or investment,
or the formation or acquisition of such Subsidiary or any payments in connection with the formation or acquisition of such Subsidiary, and in each case after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall have been not less than $7,500,000 for each of the immediately preceding ten (10) consecutive days and as of the date of any such loan or investment or formation or acquisition or any payment in connection therewith and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall be not less than $7,500,000,

                           (iii) in no event shall the proceeds of the Loans or
the loans under any Intercompany Credit Facility be used to make any payment in connection with any such loan or investment, or the formation or acquisition of such Subsidiary, unless as of the date thereof, the P&O Unrestricted Cash shall be less than $10,000,000,

                           (iv) the Person receiving such loan or investment or
the Subsidiary formed or acquired, as the case may be, shall be engaged in a business related, ancillary or complimentary to the business of Borrowers permitted in this Agreement,

                           (v) in the case of an investment by capital
contribution, at Lender's option, the original stock certificate or other instrument evidencing such capital contribution (or such other evidence as may be issued in the case of a limited liability company) shall be promptly delivered to Lender, together with such stock power, assignment or endorsement as Lender may request, and promptly upon Lender's request, the Borrower or Guarantor making such investment shall execute and deliver to Lender a pledge and security agreement, in form and substance satisfactory to Lender, granting to Lender a first priority pledge of, security interest in and lien upon all of the issued and outstanding shares of such stock or other instrument or interest (and in the case of a limited liability company take such other actions as Lender shall require with respect to Lender's security interests therein),

                           (vi) in the case of loans of money or property, the
original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Lender, at Lender's option, together with an appropriate endorsement, in form and substance satisfactory to Lender,


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
                           (vii) in the case of the formation or acquisition by
a Borrower of any Subsidiary, as to any such Subsidiary, (A) the Borrower forming such Subsidiary shall cause any such Subsidiary to execute and deliver to Lender, the following (each in form and substance satisfactory to Lender),
(1) an absolute and unconditional guarantee of payment of the Obligations, (2) a security agreement granting to Lender a first security interest and lien (except as otherwise consented to in writing by Lender) upon all of the assets of any such Subsidiary (other than the real property owned by such Subsidiary), and
(3) such other agreements, documents and instruments as Lender may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiary to Lender and (B) the Borrower forming such Subsidiary shall (1) execute and deliver to Lender, a pledge and security agreement, in form and substance satisfactory to Lender, granting to Lender a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of any such Subsidiary, and
(C) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company), together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as Lender shall require with respect to Lender's security interests therein),

                           (viii) Lender shall have received (A) not less than
ten (10) Business Days' prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Lender may request;

                  (b) loans of money or property (other than Collateral) after the date hereof by any Borrower or Guarantor to an existing Affiliate of any Borrower or Guarantor as of the date hereof (other than a Borrower or Guarantor) or investment after the date hereof by any Borrower or Guarantor in an existing Affiliate of any Borrower or Guarantor as of the date hereof (other than a Borrower or Guarantor); provided, that, as to any such loans or investments, each of the following conditions is satisfied as determined by Lender:

                           (i) as of the date of such loan or investment and
after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

                           (ii) as of the date of any such loan or investment
and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall have been not less than $7,500,000 for each of the immediately preceding ten (10) consecutive days and the aggregate amount of the Excess Availability of Borrowers shall be not less than $7,500,000,

                           (iii) in no event shall the proceeds of the Loans or
the loans under any Intercompany Credit Facility be used to make any such loan or investment, unless as of the date thereof, the P&O Unrestricted Cash shall be less than $10,000,000,

                           (iv) in the case of an investment by capital
contribution, at Lender's option, the original stock certificate or other instrument evidencing such capital contribution (or


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
such other evidence as may be issued in the case of a limited liability company) shall be promptly delivered to Lender, together with such stock power, assignment or endorsement as Lender may request, and promptly upon Lender's request, the Borrower or Guarantor making such investment shall execute and deliver to Lender a pledge and security agreement, in form and substance satisfactory to Lender, granting to Lender a first priority pledge of, security interest in and lien upon all of the issued and outstanding shares of such stock or other instrument or interest (and in the case of a limited liability company take such other actions as Lender shall require with respect to Lender's security interests therein),

                           (v) in the case of loans of money or property, the
original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Lender, at Lender's option, together with an appropriate endorsement, in form and substance satisfactory to Lender,

                           (vi) Lender shall have received (A) not less than ten
(10) Business Days' prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Lender may request, and

                           (vii) within forty-five (45) days after the end of
each fiscal month, Borrowers and Guarantors shall provide to Lender a report in form and substance reasonably satisfactory to Lender of the outstanding amount of such loans and investments as of the last day of the immediately preceding month and indicating any loans or investments made and payments received during the immediately preceding month;

                  (c) the purchase by any Borrower of all or a substantial part of the assets or property of any Person located in the United States (other than Capital Stock), provided, that, each of the following conditions is satisfied as determined by Lender in good faith;

                           (i) as of the date of such purchase and after giving
effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

                           (ii) as of the date of any payment in connection with
such acquisition and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall have been not less than $7,500,000 for each of the immediately preceding ten (10) consecutive days and the aggregate amount of the Excess Availability of Borrowers shall be not less than $7,500,000,

                           (iii) in no event shall the proceeds of the Loans or
the loans under any Intercompany Credit Facility be used to make any payment in connection with any such loan or investment, unless as of the date thereof, the P&O Unrestricted Cash shall be less than $10,000,000,

                           (iv) Lender shall have received not less than ten
(10) Business Days' prior written notice of the proposed acquisition and such information with respect thereto as Lender


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

may request, including (A) the proposed date and amount of the acquisition, (B) a list and description of the assets to be acquired, and (C) the total purchase price for the assets to be purchased (and the terms of payment of such purchase price),

                           (v) promptly upon Lender's request, the Borrower
purchasing such assets shall deliver, or cause to be delivered to Lender, true, correct and complete copies of all agreements, documents and instruments relating to such acquisition,

                           (vi) the assets and properties being acquired by any
Borrower shall be substantially consistent with, and related to, the business of such Borrower permitted in this Agreement,

                           (vii) the assets acquired by any Borrower shall be
free and clear of any security interest, mortgage, pledge, lien, charge or other encumbrance (other than those permitted in this Agreement) and Lender shall have received evidence satisfactory to it of the same,

                           (viii) the acquisition by any Borrower of such assets
shall not violate any law or regulation or any order or decree of any court or Governmental Authority in any material respect and shall not and will not conflict with or result in the breach of, or constitute a default in any respect under, any material agreement, document or instrument to which such Borrower or any Affiliate is a party or may be bound, or result in the creation or imposition of, or the obligation to grant, any lien, charge or encumbrance upon any of the property of such Borrower or any Affiliate or violate any provision of the certificate of incorporation or by-laws of such Borrower,

                           (ix) such purchase shall be on commercially
reasonable prices and terms and in a bona fide arms' length transaction with a person that is not an Affiliate of any Borrower or Guarantor,

                           (x) no Borrower or Guarantor shall become obligated
with respect to any Indebtedness, nor any of its property become subject to any security interest or lien, pursuant to such acquisition unless such Borrower or Guarantor could incur such Indebtedness or create such security interest or lien hereunder or under the other Financing Agreements,

                           (xi) Lender shall have received, in form and
substance satisfactory to Lender, (A) evidence that Lender has valid and perfected security interests in and liens upon all purchased assets to the extent such assets constitute Collateral hereunder, (B) UCC financing statements, (C) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Lender may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, (D) the agreement of the seller consenting to the collateral assignment by the Borrower purchasing such assets of all rights and remedies and claims for damages of such Borrower relating to the Collateral (including, without limitation, any bulk sales indemnification) under the agreements, documents and instruments relating to such acquisition and (E) such other agreements, documents and instruments as Lender may request in connection therewith,


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
                           (xii) in no event shall any Accounts or Inventory so
acquired by any Borrower pursuant to such acquisition be deemed Eligible Accounts or Eligible Inventory unless and until Lender shall have conducted a field examination with respect thereto (and at Lender's option, at Borrowers' expense, obtained an appraisal of such Inventory by an appraiser acceptable to Lender and in form, scope and methodology to Lender and addressed to Lender and upon which Lender is expressly permitted to rely, which appraisal shall be in addition to any appraisals which Lender may obtain pursuant to its rights under
Section 7.3 hereof) and then only to the extent the criteria for Eligible Accounts and Eligible Inventory set forth herein are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Lender may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Lender may establish in accordance with this Agreement), and upon the request of Lender, the Accounts and Inventory acquired by such Borrower pursuant to such acquisition shall at all times after such acquisition be separately identified and reported to Lender in a manner satisfactory to Lender;

                  (d) loans by a Borrower or Obligor to another Borrower or Obligor after the date hereof, provided, that,

                           (i) as to all of such loans, (A) within thirty (30)
days after the end of each fiscal month, Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month,
(B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Lender upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require, and (C) as of the date of any such loan and after giving effect thereto, the Borrower or Obligor making such loan shall be Solvent,

                           (ii) in no event shall any such loans be made with
the proceeds of any Loans or Letter of Credit Accommodations (provided, that, proceeds of loans under any of the Intercompany Credit Facilities are not proceeds of the Loans or Letter of Credit Accommodations);

                  (e) loans or advances of money or property by any Foreign Subsidiary after the date hereof to any person, or the investment by any Foreign Subsidiary after the date hereof in (by capital contribution, dividend or otherwise), or the purchase or repurchase by any Foreign Subsidiary after the date hereof of the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or the formation or acquisition by any Foreign Subsidiary after the date hereof of any Subsidiaries, or the agreement of any Foreign Subsidiary after the date hereof to do any of the foregoing, provided that, (i) as of the date of such loan or advance, or investment or purchase or repurchase, or the formation or acquisition of any such Subsidiary and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) in no event shall Global, any Borrower or Obligor make, or be required to make, any payment or incur any obligation or liability (contingent or otherwise) in connection with any


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

such loan or advance, or investment or purchase or repurchase, or the formation or acquisition of such Subsidiary or take any other action otherwise prohibited hereunder, (iii) in the case of any loans or advances to Global, any Borrower or Guarantor, (A) the Indebtedness arising pursuant to such loans shall be subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and condition acceptable to Lender, (B) promptly upon Lender's request, Lender shall have received a subordination agreement, in form and substance satisfactory to Lender, providing for the terms of the terms of the subordination in right of payment of such Indebtedness of Global, such Borrower or Guarantor to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiary and such Borrower (or Guarantor), and (C) such Borrower or Guarantor shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness,

                  (f) the endorsement of instruments for collection or deposit in the ordinary course of business;

                  (g) investments in cash or Cash Equivalents, provided, that,
(i) no Loans are then outstanding and (ii) the terms and conditions of Section
5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

                  (h) the existing equity investments of each Borrower, Guarantor or any of their Subsidiaries as of the date hereof in their respective Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

                  (i) loans and advances by any Borrower or Guarantor to employees of such Borrower or Guarantor not to exceed the principal amount of $1,000,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

                  (j) stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Lender may request;

                  (k) obligations of account debtors to any Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower or Guarantor; provided, that, promptly upon the receipt of the original


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
of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Lender by such Borrower or Guarantor and promptly delivered to Lender as so endorsed; or

                  (l) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, (i) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto, (ii) as to any loans and advances set forth on
Schedule 9.10 to the Information Certificate by any Subsidiary of Parent that is not a Borrower or Guarantor to a Borrower or Guarantor, no payments in respect of the Indebtedness arising pursuant to such loans shall be made, or be required to be made, by any Borrower or Guarantor to other Subsidiary of Parent, and
(iii) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11 Dividends and Redemptions. Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

                  (a) such Borrower, Guarantor or Subsidiary may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

                  (b) Borrowers and Guarantors (other than Parent) may pay dividends to their respective immediate corporate parent;

                  (c) Parent may pay annual dividends in respect of shares of Capital Stock; provided, that,

                           (i) as of the date of the payment of any such
dividend and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

                           (ii) as of the date of the payment of any such
dividend and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall have been not less than $7,500,000 for each of the immediately preceding ten (10) consecutive days and the aggregate amount of the Excess Availability of Borrowers shall be not less than $7,500,000,

                           (iii) in no event shall the proceeds of the Loans or
the loans under any


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
Intercompany Credit Facility be used to make any such payment, unless as of the date thereof the P&O Unrestricted Cash shall be less than $10,000,000,

                           (iv) such dividend shall not violate any law or
regulation or the terms of any indenture, agreement or undertaking to which any Borrower or Obligor or its or their property are bound,

                           (v) such dividend shall be paid out of legally
available funds therefor;

                  (d) Borrowers and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,
(ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $1,000,000.

         9.12 Transactions with Affiliates. Each Borrower and Guarantor shall not, directly or indirectly:

                  (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Guarantor's business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person; or

                  (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except (i) reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor in the ordinary course of business, (ii) payments by any such Borrower or Guarantor to Parent or ICO Technology for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, corporate management, payroll and similar types of services paid for by Parent or ICO Technology on behalf of such Borrower or Guarantor, in the ordinary course of their respective businesses or as the same may be directly attributable to such Borrower or Guarantor (and in each case in accordance with the current practices of such persons as of the date hereof) and for the payment of taxes by or on behalf of Parent to the extent permitted under Section 2.3 hereof, and (iii) such other payments, whether as loans, dividends or in respect of Indebtedness as are otherwise permitted hereunder.


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
         9.13 Compliance with ERISA. Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

         9.14 End of Fiscal Years; Fiscal Quarters. Parent and it Subsidiaries shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on September 30 of each year and
(b) fiscal quarters to end on December 31, March 31, June 30, and September 30 of each year, except that Parent may, at its option, change such fiscal year end upon not less than sixty (60) days prior written notice to Lender.

         9.15 Change in Business. Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the date hereof. ICO Minerals, Inc. does not have, and shall not acquire, any assets or property or does not have, and shall not have or engage in, any operations or the conduct of any business.

         9.16 Limitation of Restrictions Affecting Subsidiaries. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement and the Senior Indenture, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by Borrower or such Guarantor and

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

outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

         9.17 Minimum EBITDA. At any time that the aggregate amount of the Excess Availability of Borrowers is less than $10,000,000, (a) on and before January 1, 2003, (i) the EBITDA of Borrowers (on a combined basis) for the immediately preceding six (6) consecutive months (treated as a single accounting period), without including in such calculation the $1,840,000 charge for litigation taken in December, 2001, shall be not less than $5,000,000 and (ii) the EBITDA of Parent and its Subsidiaries, on a consolidated basis, for the immediately preceding six (6) consecutive months (treated as a single accounting period), without including in such calculation the $1,840,000 charge for litigation taken in December, 2001, shall be not less than $10,000,000 and (b) after January 1, 2003, (i) the EBITDA of Borrowers (on a combined basis), for the immediately preceding twelve (12) consecutive month period (treated as a single accounting period) shall be not less than $10,000,000 and (ii) the EBITDA of Parent and its Subsidiaries, on a consolidated basis, for the immediately preceding twelve (12) consecutive month period (treated as a single accounting period) shall be not less than $18,000,000. In addition, such calculations shall not include charges after the date hereof of up to $2,400,000 in the aggregate taken in connection with the settlement of occupational health claims and any charges after the date hereof for expenses paid for solely with the Capital Stock of Parent.

         9.18 License Agreements.

                  (a) Each Borrower and Guarantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to
Section 9.18(b) below, such Borrower or Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower or Guarantor; provided, that, such Borrower or Guarantor (as the case may be) shall give Lender not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Lender prompt written notice of any material License Agreement entered into by such Borrower or Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request, (v) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Lender (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and every other notice and other


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communication received or delivered by such Borrower or Guarantor in connection with any material License Agreement which relates to the right of such Borrower or Guarantor to continue to use the property subject to such License Agreement, and (vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

                  (b) Each Borrower and Guarantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Lender or give Lender prior written notice that such Borrower or Guarantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of such Borrower or Guarantor to extend or renew any material License Agreement to which it is a party, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Lender or in the name and behalf of such Borrower or Guarantor, as Lender shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Lender may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder. Any sums so paid by Lender shall constitute part of the Obligations.

         9.19 Proceeds of Dividends and Loans. P&O and Global shall direct and cause all proceeds of any dividends or other distributions or loans or advances made to it from any Subsidiary of Parent to be sent directly by such Subsidiary to the person that such Subsidiary is required to pay any proceeds of such dividends or other distributions or loans or advances to under the terms hereof, provided, that, if for any reason any such proceeds are paid to P&O, such proceeds shall only be deposited in a deposit account subject to a Deposit Account Control Agreement, in form and substance satisfactory to Lender, by and among P&O, Lender and the bank at which such deposit account is maintained. So long as no Default or Event of Default shall exist or have occurred, the funds in such deposit account shall only be used for the purposes set forth in Sections 2.3(a)(ii)(A), (B) or (C). All proceeds of any dividends or other distributions to Global shall be used only to make contemporaneous payments of dividends or other distributions by Global to P&O which shall either be sent directly to the person to whom P&O is required to pay such amounts under the terms hereof or shall be deposited into the same deposit account of P&O that is subject to such Deposit Account Control Agreement.

         9.20 Costs and Expenses. Borrowers and Guarantors shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other


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Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and reasonable expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and reasonable expenses and fees for insurance premiums, appraisal fees and search fees, costs and reasonable expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or reasonable expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and such Borrower's or Guarantor's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.21 Further Assurances. At the request of Lender at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at Lender's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied.


SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) any Borrower fails to pay any of the Obligations when due or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, and 9.16 of this Agreement and such failure shall continue for twenty (20) days;


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provided, that, such twenty (20) day period shall not apply in the case of: (A)
any failure to observe any such covenant which is not capable of being cured at all or within such twenty (20) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

                  (b) any representation, warranty or statement of fact made by any Borrower or Guarantor in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading;

                  (c) any Obligor revokes or terminates, or purports to revoke or terminate, or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

                  (d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $1,000,000 in any one case or in excess of $2,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment and provided, that, for purposes of this clause (d) any order of a court approving a settlement agreed to by Worldwide of occupational health claims requiring payments by a Borrower of up to the aggregate amount of $2,400,000 shall not be deemed a judgment, without limiting any other rights or remedies of Lender with respect thereto) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of $1,000,000;

                  (e) any Borrower or Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business (except as permitted under Section 9.7 hereof);

                  (f) any Borrower or Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five
(45) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;


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

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property;

                  (i) any default in respect of any Indebtedness of any Borrower or Obligor (other than Indebtedness owing to Lender hereunder), in any case in an amount in excess of $5,000,000, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto, or any default by any Borrower or Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

                  (j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Lender) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

                  (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $1,000,000;

                  (l) any Change of Control;

                  (m) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Obligor of which any Borrower, Obligor or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $1,000,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

                  (n) there shall be a material adverse change in the business, assets or prospects of Borrowers and Guarantors (taken as a whole) after the date hereof; or

                  (o) there shall be an event of default under any of the other Financing Agreements.

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         10.2 Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion,
(i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(iii) require any Borrower or Obligor, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Obligors and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower Agent designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Obligors waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either, as Lender shall specify, furnish cash collateral to the issuer to be used to


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secure and fund Lender's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

                  (c) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors and other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors and other obligors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its or their failure to collect or enforce the payment thereof nor for the negligence of its or their Lenders or attorneys with respect thereto and
(iv) take whatever other action Lender may in good faith deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers and Guarantors shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall, upon Lender's request, hold the returned Inventory in trust for Lender, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Lender's instructions, and not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                  (d) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral,
(iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of


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a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Lenders against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in the exercise by any Lender of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

                  (e) For the purpose of enabling Lender to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce the rights of any Borrower or Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Lender may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Lender,
(ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations,
(iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be


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liable for any failure to collect or enforce the payment thereof nor for the negligence of its Lenders or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers and Obligors shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, hold the returned Inventory in trust for Lender, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Lender's instructions, and not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                  (g) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers and Guarantors shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

                  (h) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, Lender may, at Lender's option, without notice,
(i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers and/or (iii) establish such Reserves as Lender determines without limitation or restriction notwithstanding anything to the contrary contained herein.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgage to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Texas.

                  (b) Borrowers, Obligors and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the District Court of the State of Texas and the United States District Court for the Northern District of Texas, whichever Lender may elect, and waive any objection


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based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or Obligor or its or their property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Obligor or its or their property).

                  (c) Each Borrower and Obligor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon any Borrower or Obligor (or Borrower Agent on behalf of such Borrower or Obligor) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Obligor shall appear in answer to such process, failing which such Borrower or Obligor shall be deemed in default and judgment may be entered by Lender against such Borrower or Obligor for the amount of the claim and other relief requested.

                  (d) BORROWERS, OBLIGORS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, OBLIGORS AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY OBLIGOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Lender shall not have any liability to any Borrower or Obligor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Obligor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and Obligor: (i) certifies that neither Lender nor any representative, Lender or attorney acting for or on behalf of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Lender is relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

         11.2 Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrowers. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel (including as a result of the ordinary negligence of any of them), except that Borrowers and Guarantors shall not have any obligation under this Section 11.4 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

         12.1 Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Maturity Date"). In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Lender (which notice shall be irrevocable) and Lender may, at its option, terminate this Agreement at any time on or after an Event of Default; provided, that, in each case, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Lender all outstanding and unpaid Obligations and shall furnish cash collateral to Lender (or at Lender's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Lender, by an issuer acceptable to Lender and payable to Lender as beneficiary) in such amounts as Lender determines are reasonably necessary to secure Lender and Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. The amount of such cash collateral (or letter of credit, as Lender may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Lender Payment Account or such other bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower Agent for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Lender Payment Account or other bank account designated by Lender are received in such bank account later than 12:00 noon, Dallas, Texas time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Obligor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Lender shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

                  (c) If for any reason this Agreement is terminated prior to the Maturity Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount equal to one-half (1/2%) percent of the Maximum Credit. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers and Guarantors agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise the right to terminate this Agreement, but elects, at its option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

         12.2 Interpretative Provisions.

                  (a) All terms used herein which are defined in Article 1,
Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

                  (c) All references to any Borrower, Guarantor or other Obligor and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) The word "including" when used in this Agreement shall mean "including, without limitation".

                  (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

                  (g) All references to the term "good faith" used herein when applicable to Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers and Obligors shall have the burden of proving any lack of good faith on the part of Lender alleged by any Borrower or Obligor at any time.

                  (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent and each Borrower and Guarantor most recently received by Lender prior to the date hereof.

                  (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender, Borrowers and Obligors, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

         12.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

         If to any Borrower or Obligor:         ICO, Inc.
                                                5333 Westheimer, Suite 600
                                                Houston, Texas 77056
                                                Attention: Mr. Jon C. Biro
                                                Telephone No.: 713-351-4100
                                                Telecopy No.: 713-335-2222

         with a copy to:                        Vinson & Elkins
                                                2300 First City Tower
                                                1001 Fannin Street
                                                Houston, Texas 77002-6760
                                                Attention: Kevin P. Lewis, Esq.
                                                Telephone No.:713-758-3884
                                                Telecopy No.: 713-615-5967

         If to Lender:                          Congress Financial Corporation
                                                  (Southwest)
                                                1201 Main Street
                                                Dallas, Texas 75202
                                                Attention: Portfolio Manager
                                                Telephone: 214-761-9044
                                                Telecopy: 214-748-9118

         12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender and Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Any such purported assignment without such express prior written consent shall be void. Lender may, after notice to Borrower Agent, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or Participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         12.7 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

         12.8 Nonapplicability of Article 346 of Texas Finance Code et seq. Borrowers, Guarantors and Lender hereby agree that the provisions of Chapter 346 of the Texas Finance Code (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Financing Agreements or the transactions contemplated thereby.

         12.9 DTPA WAIVER. EACH BORROWER AND GUARANTOR HEREBY WAIVES ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICE - CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. SECTION 17.01 ET SEQ. (VERNON SUPP. 1987), OTHER THAN SECTION
17.555 THEREOF PERTAINING TO CONTRIBUTION AND INDEMNITY, AND EXPRESSLY WARRANTS AND REPRESENTS THAT EACH BORROWER (a) HAS ASSETS OF $5,000,000 OR MORE, (b) HAS KNOWLEDGE AND EXPERIENCE IN THE MERITS AND RISKS OF THIS TRANSACTION, (c) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (d) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         12.10 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, Lender, Borrowers, Guarantors, P&O and Global have caused these presents to be duly executed as of the day and year first above written.

    LENDER                                                                 BORROWERS
    ------                                                                 ---------
CONGRESS FINANCIAL CORPORATION                                ICO WORLDWIDE, INC.
(SOUTHWEST)

By: /s/ KEN SANDS                                             By: /s/ JON C. BIRO
   ------------------------------------                          -----------------------------------

Title: Executive Vice President                               Title: Treasurer
      ---------------------------------                             --------------------------------


                                                              WEDCO, INC.

                                                              By: /s/ JON C. BIRO
                                                                 -----------------------------------

                                                              Title: Treasurer
                                                                    --------------------------------


                                                              BAYSHORE INDUSTRIAL, INC.

                                                              By: /s/ JON C. BIRO
                                                                 -----------------------------------

                                                              Title: Treasurer
                                                                    --------------------------------


                                                              GUARANTORS

                                                              WEDCO TECHNOLOGY, INC.

                                                              By: /s/ JON C. BIRO
                                                                 -----------------------------------

                                                              Title: Treasurer
                                                                    --------------------------------


                                                              WEDCO PETROCHEMICAL, INC.

                                                              By: /s/ JON C. BIRO
                                                                 -----------------------------------


                                                              Title: Treasurer
                                                                    --------------------------------




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
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

                                                              ICO POLYMERS, INC.

                                                              By: /s/ JON C. BIRO
                                                                 -----------------------------------

                                                              Title: Treasurer
                                                                    --------------------------------

                                                              ICO, INC.

                                                              By: /s/ JON C. BIRO
                                                                 -----------------------------------

                                                              Title: Senior Vice President, Chief
                                                                     Accounting Officer and
                                                                     Treasurer
                                                                    --------------------------------


                                                              ICO TECHNOLOGY, INC.

                                                              By: /s/ JON C. BIRO
                                                                 -----------------------------------

                                                              Title: President
                                                                    --------------------------------

AGREED:

ICO P&O, INC.

By: /s/ JON C. BIRO
   -----------------------------------

Title: Treasurer
      --------------------------------


ICO GLOBAL SERVICES, INC.

By: /s/ KEN MILLER
   -----------------------------------

Title: President
      --------------------------------
